EXHIBIT 10.6

NOTICE OF GRANT OF STOCK OPTIONS AND OPTION AGREEMENT	Vitesse Semiconductor Corporation ID: 77-0138960

(Optionee Name)	Option Number:
(Address)	Option Plan:	2001 Plan
(City, State, Zip Code)	Employee ID:

You have been granted a Stock Option to purchase Common Stock of Vitesse Semiconductor Corporation (the “Company”), subject to the terms and conditions of the Vitesse Semiconductor Corporation 2001 Stock Incentive Plan (the “Plan”) and this Stock Option Agreement as set forth below.

Date of Grant:
Total Shares Granted:
Exercise Price per Share:
Total Exercise Price:
Type of Option:	(Incentive or Non-Qualified Stock Option)
Expiration Date:

This option shall be exercisable, in whole or in part, according to the following vesting schedule:

Number of Shares	Vest Date
(number of shares period 1)	(vest date period 1)
(number of shares period 2)	(vest date period 2)
(number of shares period 3)	(vest date period 3)
(number of shares period 4)	(vest date period 3)

This Option may be exercised for a period of thirty (30) days after termination of employment from the Company or such longer period as may be applicable upon Death or Total and Permanent Disability of Optionee, or by other written agreement with the Company, according to the terms and conditions of the Plan, but in no event after the Expiration Date set forth above.

By your signature and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Vitesse Semiconductor Corporation 2001 Stock Incentive Plan.

Vitesse Semiconductor Corporation	Date

(Optionee Name)	Date